Exhibit 99.4

FLUENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2015 (UNAUDITED)

FLUENT, INC. AND SUBSIDIARIES

Contents

Page
Condensed Consolidated Financial Statements

Condensed consolidated balance sheet as of September 30, 2015 (unaudited)	1

Condensed consolidated statement of income and comprehensive income for the nine months ended September 30, 2015 (unaudited)	2

Condensed consolidated statement of cash flows for the nine months ended September 30, 2015 (unaudited)	3

Notes to condensed consolidated financial statements	4

FLUENT, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

(amounts in thousands, except share data)

September 30
2015
(Unaudited)
ASSETS
Current assets:
Cash	$7,422
Accounts receivable, net of allowances for doubtful accounts of $609 and $402 respectively	21,133
Prepaid expenses and other current assets	1,225
Income tax receivable	—

Total current assets	29,780

Property and equipment, net	575
Other noncurrent assets	763

Total assets	$31,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,912
Accrued expenses and deferred rent liability	7,918
Borrowings on line of credit	—
Income Taxes Payable	932

Total current liabilities	11,762
Deferred tax liabilities, net	211

Total liabilities	11,973

Stockholders’ equity:
Additional paid-in capital	908
Retained earnings	18,237

Total stockholders’ equity	19,145

Total liabilities and stockholders’ equity	$31,118

See accompanying notes to financial statements

FLUENT, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Income and Comprehensive Income

(amounts in thousands)

Nine months Ended September 30
2015
(Unaudited)
Revenue	$103,038
Cost of revenue	75,201

Gross profit	27,837

Selling, general, and administrative expenses	17,908
Loss on disposal of assets	—

Operating income	9,929

Interest income, net	(5)

Income before income taxes	9,924

Provision for income taxes	1,086

Net income	$8,838

Comprehensive income	$8,838

See accompanying notes to financial statements

FLUENT, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(amounts in thousands)

Nine Months Ended September 30,
2015
(Unaudited)
Operating activities:
Net income	$8,838
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	164
Loss on disposal of assets	—
Deferred taxes	—
Changes in operating assets and liabilities:
Accounts receivable	(7,813)
Prepaid expenses and other current and noncurrent assets	2,257
Accounts payable	(1,912)
Accrued expenses and deferred rent liability	3,675
Income taxes	1,082

Net cash provided by (used in) operating activities	6,291

Investing activities:
Capital expenditures	(343)
Proceeds from sale of property and equipment	—

Net cash used in investing activities	(343)

Financing activities:
(Repayments of) borrowings on line of credit	(2,000)

Net cash provided by (used in) financing activities	(2,000)

Net increase (decrease) in cash	3,948
Cash at beginning of year	3,474

Cash at end of period	$7,422

See accompanying notes to financial statements

FLUENT, INC. AND SUBSIDIARIES

NOTE A – UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The information included in this interim report should be read in conjunction with the Financial Statements and footnotes for the year ended December 31, 2014.

Operating results for the nine-months period ended September 30, 2015 are not necessarily indicative of the results that may be expected for the year ended December 31, 2015.

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Interim Condensed Consolidated Financial Statements and accompanying notes. Actual results could differ materially from those estimates under different assumptions or conditions.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Basis of preparation:

These condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).

[2]	Principles of consolidation:

The condensed consolidated financial statements include the accounts of Fluent, Inc. and its wholly-owned subsidiaries, American Prize Center, LLC (APC); Reward Zone USA, LLC (RZU); NetSong, Ltd (Net Song); and Deliver Technology, LLC (DT). The operating results of RZU have been included since the date of the contribution agreement of March 1, 2013. The operating results of DT have been included since the date of the contribution agreement of February 1, 2014. All significant intercompany transactions and balances have been eliminated in consolidation.

[3]	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include depreciation and amortization, stock-based compensation expense, unbilled revenue, income tax provision, revenue reserves and certain accrued expenses. Actual results may differ from those estimates.

[4]	Fair value of financial instruments:

The Company utilizes fair value measurements when required. The carrying amounts of cash, accounts receivable, other current assets, other noncurrent assets, accounts payable, accrued expenses, and borrowing on line of credit approximate their respective fair values as of September 30, 2015 due to their short-term nature.

[5]	Revenue recognition:

Revenue is recognized in accordance with terms detailed in advertiser agreements and/or the attendant insertion order(s). These terms typically call for a specific payout per conversion based on a predefined user action (for example, a registration, a toolbar download, a newsletter sign-up, or click-through) subject to certain qualifying conditions (most significant, each user must be validated and/or unique to the client’s existing database). These user actions are tracked in real time by the Company’s systems, reported, recorded, and regularly reconciled against advertiser data either in real time or at various contractually defined periods, whereupon the number of qualified users during such specified period are finalized and adjustments, if any, to revenue are made.

Additional revenues are generated through revenue-sharing agreements with advertisers who email offers to users provided by the Company from its proprietary database.

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectability is reasonably assured, and services are performed. Generally, services are deemed to have been performed at the time a qualified lead is delivered to the client.

In the normal course of business, the Company acts as an intermediary in executing transactions with third parties. The determination of whether revenue should be reported on a gross or net basis is based on an assessment of whether the Company is acting as the principal or an agent in the Company’s transactions. In determining whether the Company acts as the principal or an agent, the Company follows the accounting guidance of ASC 605-45, Principal Agent Considerations. The determination of whether the Company is acting as a principal or an agent in a transaction involves judgment and is based on an evaluation of the terms of each arrangement. While not one of the factors individually is considered presumptive or determinative, because the Company is the primary obligor and is responsible for (1) identifying and contracting with third-party advertisers; (2) establishing the selling prices of user actions sold; (3) performing all billing and collection activities, including retaining credit risk; and (4) bearing sole responsibility for media cost even if the Company lacks advertising campaigns to monetize the traffic, the Company acts as the principal in these arrangements and therefore reports revenue earned and costs incurred related to these transactions on a gross basis.

[6]	Cost of revenue:

The Company enters into agreements with publishers that enable those publishers to monetize their websites and other advertising inventory through the placement and/or display of targeted advertising. The Company typically enters into either revenue-sharing arrangements or flat guarantee arrangements with its publishers. In a 70/30 revenue-sharing arrangement, the Company would generate media costs for the Company equivalent to 70% of the revenue received from the advertisers whose advertisements are placed on a publisher’s website, determined on a cost per action (CPA), cost per lead (CPL) or cost per click (CPC) basis, as reported by the Company’s systems. In a flat guarantee arrangement, the Company would generate media costs on a cost per thousand (CPM) or unique user basis, based on a rolling 30-day average, regardless of the revenues generated from such traffic. In the case of the Company’s Owned Media properties, the Company buys media (leads) from publishers and advertising platforms on a CPM, CPA or CPC basis with the intent of generating full-user registration on its Owned Media sites, regardless of the revenues generated by such leads.

[7]	Concentration of credit risk and other risks:

The elements of the Company’s condensed consolidated financial statements that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash in one financial institution. At times, such cash balances may be in excess of federally insured limits. The Company has not experienced any losses and believes that it is not exposed to any significant credit risks with respect to cash.

[8]	Accounts receivable and credit policies:

The Company extends credit to customers and generally does not require any security or collateral. Accounts receivable are recorded at the invoiced amount. The Company carries its accounts receivable balances at net realizable value. Management evaluates the collectability of its accounts receivable balances on a periodic basis and determines whether to provide an allowance or if any accounts should be written down and charged to expense as a bad debt. The evaluation is based on a past history of collections, current credit conditions, the length of time the account is past due, and a history of write-downs. A receivable balance is considered past due if the Company has not received payments based on agreed-upon terms.

[9]	Property and equipment, net:

Property and equipment are carried at cost less depreciation and amortization. Depreciation and amortization of property and equipment are provided using the straight-line method over the following estimated useful lives:

Description	Estimated Life (Years)
Software	3 years
Leasehold Improvements	4 years
Office equipment	5 years
Computer equipment	5 years
Furniture and fixtures	7 years

Property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of property and equipment is not recoverable if it exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposition of the asset. Any unrecoverable carrying amounts are adjusted to fair value.

Costs incurred to develop the Company’s web applications are capitalized and amortized over the estimated useful lives of the web applications in accordance with ASC 350-40 and 350-50, Internal-Use Software and Website Development Costs, respectively. These costs consist of expenses incurred in the creation of the Company’s proprietary platform and various material additions to its functionality during the course of the year. Web application software development costs are included in property and equipment and are amortized over an estimated useful life of three years. The amortization expense is included within selling, general, and administrative expenses in the condensed consolidated statement of income and comprehensive income.

[10]	Fair value measurements:

Fair value, clarified in FASB authoritative guidance as an exit price, represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a result, fair value should be determined using a market-based approach, based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering these assumptions, the guidance defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

•	Level 1—Unadjusted quoted prices in active, accessible markets for identical assets or liabilities.
•	Level 2—Other inputs that are directly or indirectly observable in the marketplace.
•	Level 3—Unobservable inputs that are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

[11]	Advertising and promotion:

In accordance with ASC 720-35, Advertising Costs, advertising and promotion costs are expensed as incurred. Advertising and promotion expenses are recorded in selling, general, and administrative expenses in the condensed consolidated statement of income and comprehensive income.

[12]	Accounting for equity-based compensation:

The Company accounts for equity-based compensation granted to employees using the fair value recognition provisions of ASC 718, Compensation – Stock Compensation. Equity-based compensation expense for all equity-based compensation awards is based on the grant date fair value in accordance with the provisions of ASC 718.

[13]	Deferred rent:

The Company recognizes and records rent expense related to its lease agreements, which include scheduled rent increases, on a straight-line basis beginning on the commencement date over the life of the lease. Differences between straight-line rent expense and actual rent payments are recorded as accrued expenses and deferred rent liability and presented as a current liability in the condensed consolidated balance sheets.

[14]	Income taxes:

The Company has elected to be treated as an S corporation for federal and state income tax reporting purposes. Accordingly, no material federal or state provision for income taxes is recorded in these financial statements, and income and expense items are reported to stockholders in accordance with Subchapter S of Chapter 1 of the Internal Revenue Code (Sections 1361 through 1379). The Company is, however, subject to New York City corporate income tax on all income in New York City.

The Company accounts for income taxes under the provisions of ASC 740, Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each balance sheet date, based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. The assessment of the realizability of deferred tax assets involves a high degree of judgment and complexity. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are expected to be realized. If it is determined that it is more likely than-not that future tax benefits associated with a deferred tax asset will not be realized, a valuation allowance is provided. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the condensed consolidated statements of income and comprehensive income as an adjustment to income tax expense in the period that includes the enactment date.

As required by the uncertain tax position guidance in ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority.

NOTE C – RELATED-PARTY TRANSACTIONS

[1]	Captive insurance companies:

In 2013, the Company entered into agreements with two related-party captive insurance companies to insure risks that were not otherwise insurable with commercially available policies. These related-parties, Whitehall Insurance Company, Ltd (Whitehall) and RMS Insurance Company, Ltd (RMS) (collectively, the Captives), are under common control with the Company. Whitehall is owned by three of the Company’s shareholders, and RMS is wholly owned by Ryan Schulke, the Company’s Chief Executive Officer and 55% shareholder, who is also Treasurer of both Captives.

In 2014, the Company entered into an agreement with Ramp Up Insurance Company, Ltd (Ramp Up), an additional related-party captive insurance company, to insure risks that were not otherwise insurable with commercially available policies. Ramp Up is owned by all four of the Company shareholders and four employees. Ryan Schulke is also the Treasurer of Ramp Up.

During December 2014, the Company paid premiums of $3,246 to the three Captives for 11 policies covering the policy period December 30, 2014 to December 29, 2015.

[2]	Loans to shareholders:

In 2012, the Company loaned $194 to two shareholders to pay the taxes on the 2011 transfer of 1,800,000 shares of common stock to these shareholders. In 2014, the Company loaned $260 to one shareholder to pay the taxes on the 2013 transfer of 432,000 shares of common stock to the shareholder. Shareholder loans are included in other noncurrent assets on the condensed consolidated balance sheet.

NOTE D – SUBSEQUENT EVENTS

On November 16, 2015, IDI, Inc. (“IDI”), Fluent Acquisition I, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned IDI subsidiary, Fluent Acquisition II, LLC (“Merger Co.”), a Delaware limited liability company and a wholly-owned IDI subsidiary, Fluent, Inc., a Delaware corporation (“Fluent”), Fluent’s existing stockholders (“Sellers”) and Ryan Schulke, solely in his capacity as representative of Sellers, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) Merger Sub will merge with and into Fluent, with Fluent continuing as the surviving company (the “Initial Merger”) and then, immediately following consummation of the Initial Merger, (ii) IDI will cause Fluent to merge with and into Merger Co., with Merger Co. continuing as the surviving company under the name “Fluent, LLC” (individually, the “Subsequent Merger” and collectively with the Initial Merger, the “Merger” or the “Acquisition”). Subject to the satisfaction of the closing conditions, the Merger is expected to close in the fourth quarter of 2015.

Pursuant to the Merger Agreement, at signing, IDI was required to pay, and paid to Fluent, a non-refundable deposit in the amount of $10.0 million cash (the “Deposit”). At the effective time of the Merger (the “Effective Time”), Sellers shall receive (i) 300,000 shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 (the “Series B Preferred”), convertible into 15,000,000 shares of IDI’s common stock, par value $0.0005 (the “Common Stock,” and such shares of Common Stock, the “Conversion Shares”) and (ii) $100.0 million in cash, less the Deposit. The number of shares of Series B Preferred and number of Conversion Shares are subject to increase to the extent that the closing price of Common Stock on the trading day immediately prior to the Effective Time is less than $6.67 per share. Also, the cash payable to Sellers at the Effective Time is subject to adjustment for working capital and reduction for indemnification obligations (capped at $2.0 million). In addition, at the Effective Time, IDI will pay from the cash portion of the purchase price otherwise payable to Sellers, any outstanding Fluent indebtedness, the expenses of Sellers’ representative, certain amounts to holders of vested and unvested stock appreciation rights and any change of control payments due to certain Fluent employees and consultants.